Filed under Rule 424 (b)(2), Registration Statement No. 333-134738,
    333-134738-01, 333-134738-02, 333-134738-03, 333-134738-04 and 333-134738-05

          	    Pricing Supplement No. 9 - dated August 18, 2006
                                  (To prospectus dated June 5, 2006 and
                                   prospectus supplement dated June 15, 2006)

The Bank of New York Company, Inc. [LOGO]

The Bank of New York Company, Inc.
$1,000,000,000
The Bank of New York Company, Inc. CoreNotes(Registered Service Mark)

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1JA2   $4,938,000     100%         2.00%         98.00%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    6.10%       Semiannual     8/16/2021      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes, Series I
Interest Payment Dates:  The 15th day of February and August of each year commencing 02/15/2007.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 08/15/2009 and each Interest Payment
                         Date thereafter, at a price equal to 100% on 30
                         calendar days notice.
=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1JB0   $5,852,000      100%        2.50%        97.50%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    6.15%      Semiannual      08/15/2031      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes, Series I
Interest Payment Dates:  The 15th day of February and August of each year commencing 02/15/2007.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 08/15/2011 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.

-----------------------------------------------------------------

The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286

Trade Date:  08/18/2006
Issue Date:  08/23/2006
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

The defeasance and covenant defeasance provisions of the Senior Indenture and the Senior Subordinated Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities-Legal Defeasance and Covenant Defeasance" in the Prospectus will apply to the Senior and Senior Subordinated Notes respectively.

(1) Expressed as a percentage of the aggregate principal amount

"CoreNotes(Registered Service Mark)" is a registered service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
===============================================================================